AS FILED WITH THE SECURITIES AND
                     EXCHANGE COMMISSION ON DECEMBER__, 2002
                                 NO. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                             LUMALITE HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                NEVADA 82-0288840
          (STATE OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)


                          2810 VIA ORANGE WAY, SUITE B
                         SPRING VALLEY, CALIFORNIA 91978
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           FOUR (4) SERVICES CONTRACTS
                            (FULL TITLE OF THE PLANS)


                                    COPY TO:

HANK SCHUMER                                GARY L. BLUM, ESQ.
2810 VIA ORANGE WAY, SUITE B                LAW OFFICES OF GARY L. BLUM
SPRING VALLEY, CA 91978                     3278 WILSHIRE BLVD., SUITE 603
TELEPHONE (619) 660-5410                    LOS ANGELES, CA  90010
FACSIMILE (619)  660-5459                   TELEPHONE (213) 381-7450
                                            FACSIMILE (213) 384-1035

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED
                                                              MAXIMUM          PROPOSED
                              TITLE OF                        OFFERING         MAXIMUM             AMOUNT
REGISTRATION                  SECURITIES TO  AMOUNT TO BE     PRICE PER        AGGREGATE           OF
TITLE OF PLAN                 BE REGISTERED  REGISTERED       SHARE            OFFERING            FEE
-------------------           ------------- -----------       ----------       -----------         ------
Four (4) Services Contracts   Common Shares     353,947       $0.085 [1]        30,085 [1]         $8.72

- ------------------
(Footnote)
[1] Estimated pursuant to Rule 457(c).


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM     1. PLAN INFORMATION

ITEM     2. REGISTRANT INFORMATION

         The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM     3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Lumalite Holdings, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


ITEM     4. DESCRIPTION OF SECURITIES

         NOT APPLICABLE.


ITEM     5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         NOT APPLICABLE.

ITEM     6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

         Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



ITEM     7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM     8. EXHIBITS

         See the Index to Exhibits at Page 6 of this Registration Statement.


ITEM     9. UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Valley, State of California on December __, 2002.


                             LUMALITE HOLDINGS, INC.


                             BY: /s/ Dale Rorabaugh
                                 -----------------------------------
                                     Dale Rorabaugh
                                     Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December __, 2002.




SIGNATURE                                            TITLE
- ---------                                          -----



/s/ Dale Rorabaugh                         Chief Executive Officer and Director
(Chairman)
- -----------------------------
Dr. Dale Rorabaugh



/s/     Michael Jackson                    President and Director
- -----------------------------
Michael Jackson



/s/ Joe Forehand                           V.P. Operations and Director
- -----------------------------
Joe Forehand



/s/ Hank Schumer                           Chief Financial Officer and Director
- -----------------------------
Hank Schumer

                    INDEX TO EXHIBITS




         EXHIBIT NUMBER         DESCRIPTION
         - -------               -----------

          5.1              Opinion of Law Offices of Gary L. Blum

         10.1              Consulting Agreement between
                           Registrant and Jacques Chen
                           dated May 1, 2002.

         10.2              Consulting Agreement between
                           Registrant and Steve Bayern
                           dated December 1, 2002.

         10.3              Consulting Agreement between
                           Registrant and Neil Davis
                           dated July 1, 2002.

         10.4              Consulting Agreement between
                           Registrant and Vincent Brancaccio
                           dated July 1, 2002.


         23.1              Consent of Law Offices of Gary L. Blum
                           (Included in Exhibit 5.1)

         23.2              Consent of Bierwolf, Nilson & Associates

         24.1              Power of Attorney











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